POWER OF ATTORNEY

 KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Ronald S. Milstein and David H. Taylor as such
person's true and lawful attorneys-in-fact and agents, each with full power of substitution
and resubstitution and full power to act alone and without the other, for the undersigned
and in the undersigned's name, place and stead, in any and all capacities, to execute,
acknowledge, deliver and file any and all filings required by the Securities
Exchange Act
of 1934, including Section 16 of such act, and the rules and regulations thereunder, and
requisite documents in connection with such filings respecting securities of
Lorillard,
Inc., a Delaware corporation, including but not limited to Forms 3, 4 and 5 under such act
and any amendments thereto.

 This power of attorney shall be valid from the date hereof until revoked by the undersigned.

[Remainder of page intentionally left blank.]

 IN WITNESS WHEREOF, the undersigned has executed this instrument as of the
13th day of September, 2010.

/s/ Murray S. Kessler
Murray S. Kessler